UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2005
SFSB, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States	000-51037	20-2077715

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1614 Churchville Road
Bel Air, Maryland 21015
                                (Address of Principal Executive Offices)           (Zip Code)
Registrant’s Telephone Number, Including Area Code: 443-265-5570
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.01 ENTRY INTO A DEFINITIVE AGREEMENT
     On August 1, 2005, the Board of Directors of SFSB, Inc. (the “Company”) granted incentive stock options and non-statutory stock options to certain executives and directors of the Company, as described below. The Board of Directors of the Company also approved an amendment to its director compensation policy authorizing payment made pursuant to the policy in the form of equity securities of the Company. A copy of the amended director compensation policy is attached hereto. The options were granted pursuant to the SFSB, Inc. 2005 Stock Option Plan (the “2005 Option Plan”), which was approved by the Company’s stockholders at a special meeting of stockholders held on July 21, 2005. At this meeting, the Company’s stockholders also approved the SFSB, Inc. 2005 Recognition and Retention Plan (the “2005 Recognition Plan”).
     The Company intends to file a registration statement on Form S-8 to register the securities to be issued pursuant to the 2005 Option Plan and the 2005 Recognition Plan and expects to make any awards pursuant to the 2005 Recognition Plan after the filing of the Form S-8.
2005 Option Plan
     Some of the key features of the 2005 Option Plan are as follows:
     Purpose. The purpose of the 2005 Option Plan is to advance the interests of the Company and its stockholders by providing certain key employees and outside directors of the Company and its affiliates, including Slavie Federal Savings Bank (the “Bank”), an incentive to perform in a superior manner, to attract people of experience and ability, and to align the interests of the participants with the Company’s stockholders.
     Administration. The 2005 Option Plan will be administered by a committee consisting of either the entire Board of Directors of the Company or two or more members of the Board, each of who must be a “non-employee director” as defined in the Option Plan.
     Types of Awards. The 2005 Option Plan provides for awards in the form of (i) options to purchase shares of common stock of the Company, (ii) limited rights, (iii) dividend equivalent rights, and (iv) reload options. Each of these awards is collectively referred to as “Awards.” Each Award granted pursuant to the 2005 Option Plan will be evidenced by a grant agreement setting forth the terms and conditions of the Award to be granted, which may include terms regarding the manner of payment for Awards granted to a grantee such as by payment by the tender of shares or pursuant to a cashless exercise. Form agreements relating to such Awards are attached hereto.
     Eligibility. Only employees and the Company and its affiliates and directors of the Company or an affiliate who are not employees of the Company or an affiliate are eligible to participate in the 2005 Option Plan. Currently, the Bank had 29 employees and five non-employee directors who are eligible to participate in the 2005 Option Plan.
     Office of Thrift Supervision Requirements. Each Award under the 2005 Option Plan is designed to be consistent with the applicable regulations of the Office of Thrift Supervision.
     Number of Shares that May Be Awarded. There are an aggregate of 145,805 shares of the Company’s common stock that may be issued under the 2005 Option Plan. This number may be adjusted in the event of certain corporate reorganizations like stock splits or stock dividends. The committee can adjust the Awards to prevent dilution or enlargement of the rights of the participants in certain instances. This amount also represents 4.90% of the total outstanding shares and 10.89% of the total shares held by stockholders other than Slavie Bancorp, MHC.

     Exercise Price of Awards. The options to purchase shares of the Company’s common stock will generally be at a price equal to the fair market value of the common stock on the date the option is granted (determined in accordance with the 2005 Option Plan).
     Exercisability of Stock Options and Other Terms and Conditions. Generally, stock options may not be exercised later than ten years after the grant date. Subject to the limitations imposed by the Internal Revenue Code, certain options granted may be designated as “incentive stock options” and may be granted only to employees. Options which are not designated and do not otherwise qualify as incentive stock options, are “non-qualified stock options.” The committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect to the stock option may be made (e.g., cash, shares of common stock, or in a cashless exercise). The award agreement will include provisions regarding the terms of the options, termination of employment or service and such other terms as are consistent with the 2005 Option Plan.
     Effective Date of the 2005 Option Plan. The 2005 Option Plan became effective on July 21, 2005 (the date the stockholders of the Company approved the plan) and shall continue until the earlier of (i) ten years, unless sooner terminated or (ii) the date on which all of the shares of common stock available upon exercise of awards have been exercised.
     A copy of the 2005 Option Plan is attached hereto as an exhibit.
GRANTS OF STOCK OPTIONS
     The table below sets forth the individual grants, the exercise prices therefore and other relevant information about the option grants under the 2005 Option Plan approved by the Board of Directors on August 1, 2005.

Name	Position	Grant Date(1)	Number of	Option Price
			Options

J. Benson Brown	Director	August 1, 2005	7,290	$9.15

Leonard M. Blight, Jr.	Director	August 1, 2005	7,290	$9.15

James D. Wise	Director	August 1, 2005	7,290	$9.15

Thomas J. Drechsler	Director	August 1, 2005	7,290	$9.15

Robert M. Stahl, IV	Director	August 1, 2005	7,290	$9.15

Philip E. Logan(2)	Chairman, President and Chief Executive Officer	August 1, 2005	29,161	$9.15

Charles E. Wagner(2)	Senior Vice President, Chief Lending Officer and Secretary	August 1, 2005	21,870	$9.15

Sophie T. Wittelsberger(2)	Vice President, Chief Operating Officer and Chief Financial Officer	August 1, 2005	14,580	$9.15

(1)	The shares of the Company’s common stock granted pursuant to each of the option vest in the following manner: (a) 1/5 – August 1, 2006; (b) 1/5 – August 1, 2007; (c) 1/5 – August 1, 2008; (d) 1/5 – August 1, 2009; and (e) 1/5 – August 1, 2010.

(2)	Reflects the grant of incentive stock options.
The foregoing grants are evidenced by option agreements, the forms of which are attached hereto as exhibits.

2005 Recognition Plan
     Key features of the 2005 Recognition Plan include the following:
     Purpose. The purpose of the 2005 Recognition Plan is to advance the interests of the Company and its stockholders by providing certain key employees and outside directors of the Company and its affiliates, including the Bank, with compensation for their contributions and an incentive to perform in a superior manner, to attract people of experience and ability, and to align the interests of the participants with the Company’s stockholders.
     Administration. The 2005 Recognition Plan will be administered by a committee consisting of either the entire Board of Directors of the Company or two or more members of the Board, each of who must be a “non-employee director” as defined in the 2005 Recognition Plan.
     Type of Awards. The 2005 Recognition Plan provides for the grant of common stock in the form of restricted stock awards which are subject to the restrictions specified in the plan.
     Participants. The committee may grant awards to (i) any person who is currently employed by the Company or an affiliate of the Company, who is chosen by the committee to participate in the plan and (also called a key employee) and (ii) a director of the Company or an affiliate of the Company, who is not an employee of the Company or an affiliate. Currently, the Bank had 29 employees and five non-employee directors eligible to participate in the 2005 Recognition Plan.
     Office of Thrift Supervision Requirements. Each Award under the 2005 Recognition Plan is designed to be consistent with the applicable regulations of the Office of Thrift Supervision.
     Number of Shares that May Be Awarded. Under the 2005 Recognition Plan, the committee may grant awards for an aggregate of 58,322 shares of common stock, which may be adjusted in the event of certain changes in capitalization, such as any reorganization, recapitalization, stock split or stock dividend, combination or exchange of shares, or other changes in the corporate structure or shares of the Company. This amount also represents 1.96% of the total outstanding shares and 4.36% of the total shares held by stockholders other than Slavie Bancorp, MHC. Awards which are forfeited by a recipient will again be available for issuance under the plan.
     Terms and Conditions of Awards. The 2005 Recognition Plan will be administered by the committee, which will determine which of the key employees and directors will be granted awards and the number of shares covered by each award. Shares of restricted stock that are awarded by the committee shall, on the date of the award, be registered in the name of the recipient, in accordance with the terms and conditions established by the 2005 Recognition Plan. Share certificates issued with respect to such shares shall bear a restricted stock legend. Each recipient of an award will shall be notified by the committee in writing, including the terms upon which the restricted stock subject to the award may vest. Upon such notice, each recipient will be required to execute and return to the Company, a restricted stock agreement setting forth the terms and conditions under which the shares subject the award shall vest, together with a stock power endorsed in blank.
     Transferability of Awards. Awards under the 2005 Recognition Plan generally may not be assigned, encumbered, or transferred by the holder until such Award is earned other than, in the event of the death of the recipient, by will or the laws of descent and distribution.

     Voting of Shares Awarded Under the Plan. After an Award has been granted and subject to the other terms of the 2005 Recognition Plan, the recipient as conditional owner of the shares will have the right to vote such shares.
     Forfeiture. The committee will reflect the terms of each Award in a restricted stock agreement which will include, among other items, information about the vesting of the shares subject to the award and conditions that may lead to the forfeiture of the shares. The Board of Directors of the company can revoke, rescind and terminate any award made under the 2005 Recognition Plan in certain instances.
     Effective Date of the 2005 Recognition Plan. The 2005 Recognition Plan became effective on July 21, 2005 ( the date the stockholders of the Company approved the plan) and shall continue until the earlier of (i) ten years, unless sooner terminated or (ii) the date on which all of the shares of common stock available for award under the plan have vested.
     A copy of the 2005 Recognition Plan is attached hereto as an exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.1	SFSB, Inc. 2005 Stock Option Plan

10.2	SFSB, Inc. 2005 Recognition and Retention Plan

10.3	Form of SFSB, Inc. Employee Stock Option Agreement

10.4	Form of SFSB, Inc. Director Stock Option Agreement

10.5	SFSB, Inc. and Slavie Federal Savings Bank Director Compensation Policy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFSB, INC.

August 5, 2005	By:	/s/ Philip E. Logan

Philip E. Logan, President